Exhibit 10.2

Dated August 24, 2021

BETWEEN

PROTALIX LTD.

as the Company

AND

ALTSHULER SHAHAM TRUSTS LTD.

as Security Trustee

2021 SECURITY AGREEMENT/DEBENTURE

UNLIMITED IN AMOUNT

THIS 2021 SECURITY AGREEMENT/DEBENTURE is made on the 24 day of August 2021 (the “2021 Floating and Fixed Charge Agreement”)

Between:

(1)

PROTALIX LTD., a private limited company duly organized under the laws of the State of Israel with company number 51-190328-8 and having its registered office at Snunit 2, Carmiel 2161401, Israel (the “Company”); and

(2)

ALTSHULER SHAHAM TRUSTS LTD., in its capacity as security trustee (the “Security Trustee”) for the benefit of the Trustee (as defined in the New Indenture (as defined below)) (on behalf of the Holders).

The Company and the Security Trustee shall sometimes be referred to, collectively, as the "Parties").

Whereas:

(A)On December 7, 2016, an indenture was entered into among Protalix Biotherapeutics, Inc., a Delaware corporation, as Issuer (the “Issuer”), the Guarantors party thereto, and the Bank of New York Mellon Trust Company, N.A., as Trustee on behalf of certain holders (the “Trustee”), and Wilmington Savings Fund Society, FSB, as Collateral Agent, pursuant to which the Issuer issued notes to certain holders on the terms set forth therein, as amended from time to time (the “Existing Indenture”).
(B)In connection with the Existing Indenture, on December 7, 2016, the Company and the Security Trustee were engaged under that certain Security Agreement/Debenture, as amended on August 24, 2021 in the form attached hereto as Schedule I (the “Existing Floating and Fixed Charge Agreement”).
(C)On August 24, 2021, the Issuer, the Company and the Guarantors (as such term is defined in the Existing Indenture) amended the Existing Indenture to permit the issuance of new 7.50% Senior Secured Convertible Notes due 2024 in an aggregate principal amount of US$28,750,000 and related note guarantees with respect thereto and further engaged under a new indenture stipulating the terms and conditions of the such 7.50% Senior Secured Convertible Notes due 2024 (the “New Indenture”).
(D)In order to secure the full and punctual payment and performance when due of the obligations of the Issuer and the Guarantors under the New Indenture and its related documents, the Company has agreed to charge and pledge the Security Assets (as defined in the Existing Indenture) in favor of the Security Trustee in accordance with the terms hereof (respectively, the “New Pledges” and "New Floating Charge Documents").

It is agreed, as follows:

1.Secured oblIgations
(a)	This Agreement secures the due and punctual payment and discharge in full of the obligations of the Issuer and the Guarantors under the Note Documents when due and payable, without limitation in amount, under the terms of and in the manner provided for in the Note Documents (the “Secured Obligations”).
(b)	The Company acknowledges to the Security Trustee that the amount secured by this Agreement is the full amount of the obligations of the Issuer and the Guarantors under the Note Documents.

2.Creation of Security
(a)	Floating Charge. As continuing security for the full and punctual payment or performance when due (whether at stated maturity, acceleration or otherwise) of the Secured Obligations, and to the extent not pledged in accordance with Clause 2(b) (Fixed charges) below, the Company hereby absolutely and unconditionally charges in favor of the Security Trustee (as security trustee for the benefit of the Trustee (on behalf of the Holders)), by way of first ranking floating charge, all of the Company’s assets now or at any time belonging to the Company and all proceeds, products and benefits deriving from such assets, including those received upon any collection, exchange, sale or other disposition of such assets and any property into which such assets are converted (be they cash or non-cash) other than, in each case, the Excluded Assets (the “Floating Charge”).
(b)	Fixed Charges. As continuing security for the full and punctual payment or performance when due (whether at stated maturity, acceleration or otherwise) of the Secured Obligations, the Company hereby absolutely and unconditionally charges in favor of the Security Trustee (as security trustee for the benefit of the Trustee (on behalf of the Holders)), by way of first ranking fixed charge and first ranking assignment by way of security, all assets and rights set forth in Section 3.2 of the Existing Floating and Fixed Charge Agreement.
(c)	It is hereby agreed that the Security Interest created and/or will be created under the New Floating Charge Documents will rank equally, ratably and pari passu with the Security Interests created and/or will be created under the Existing Floating and Fixed Charge Agreement.
(d)	Accordingly, the original definition of “Permitted Liens” included in the Existing Floating and Fixed Charge Agreement is hereby amended by adding the following subsection: (iii) the Security Interests created and/or will be created under the Existing Floating and Fixed Charge Agreement, ranking equally, ratably and pari passu with the Security Interests created under this Agreement".
(e)	The definition of "Pledged Deposits" in Section 1.1 of the Existing Floating and Fixed Charges Agreement is hereby amended and restated as follows:

“Pledged Deposits means the deposit securing bank guarantee and subject to a fixed charge in favor of Bank Hapoalim Ltd.: deposit in the amount of USD 76,869 (registered as charge number 7 at the Registrar of Companies).

3.ADOPTION OF ALL TERMS AND PROVISIONS OF THE EXISTING Floating and FIXED CHARGE AGREEMENT
(a)	Except as otherwise specifically stated herein, the Parties wish to incorporate herein the entire terms and provisions (including all definitions, representations, warranties and obligations therein) of the Existing Floating and Fixed Charge Agreement by reference and that such terms and provisions will apply hereunder mutatis mutandis with the necessary changes as applicable. For clarity, any reference to the Indenture incorporated herein shall be construed as reference to the New Indenture only and any term defined in the Exiting Floating and Fixed Charge Agreement by reference to the Indenture shall be deemed to refer to the New Indenture.
(b)	Without derogating from Section 3(a) above and in accordance with the terms of this 2021 Floating and Fixed Charge Agreement, the Company represents and warrants to the Security Trustee for the benefit of the Trustee (on behalf of the Holders) that all representation and warranties stipulated under the Existing Floating and Fixed Charge Agreement and incorporated herein by reference, are in full force and effect.

4.Miscellaneous
(a)	The Company shall furnish to the Israeli Register of Companies the applicable New Floating Charge Documents and all other documentation and registration forms required for the perfection of this 2021 Floating and Fixed Charge Agreement and the creation of the New Pledges.
(b)	The termination or expiration of the Exiting Indenture or the removal of the Exiting Pledges thereunder shall not derogate from the effectiveness and validity of the New Pledges securing the Secured Obligations as defined under this 2021 Floating and Fixed Charge Agreement.
(c)	If and to the extent that any term or provision of this 2021 Floating and Fixed Charge Agreement shall or may be construed to be inconsistent with the terms of the Existing Floating and Fixed Charge Agreement, the terms of this 2021 Floating and Fixed Charge Agreement shall prevail in connection with the New Pledges.
(d)	This 2021 Floating and Fixed Charge Agreement may be executed in any number of counterparts (and by different parties hereto on different counterparts), each of which when so executed shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this 2021 Floating and Fixed Charge Agreement by facsimile or other electronic imaging (i.e. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this 2021 Floating and Fixed Charge Agreement.
(e)	This 2021 Floating and Fixed Charge Agreement is governed by and shall be construed in accordance with the laws of the State of Israel and each of the parties hereto hereby irrevocably submits to the exclusive jurisdiction of the courts of Tel-Aviv-Jaffa in relation to all matters arising out of or in connection with this Agreement.

[Signature page follows]

SIGNATORIES TO THE 2021 floating and Fixed CHARGE AGREEMENT

IN WITNESS WHEREOF, the parties hereto have duly executed this 2021 Floating and Fixed Charge Agreement as of the day and year first above written.

SECURITY TRUSTEE

ALTSHULER SHAHAM TRUSTS LTD. as Security Trustee
BY:

Name: Leeyah Barak Abadi, Adv.
Title: VP Professional Affairs

THE COMPANY

PROTALIX LTD. as the Company
by:
/s/ Eyal Rubin
Name: Eyal Rubin
Title: SVP, CFO